Synthesis Energy Systems, Inc. Regains NASDAQ Compliance

HOUSTON, January 31, 2014 -- Synthesis Energy Systems, Inc. (SES) (NASDAQ: SYMX), a global energy and gasification technology company, announced today that it has received notification from the NASDAQ Stock Market that it has regained compliance to maintain the listing of its common shares on the NASDAQ Global Market.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems is a Houston-based technology company focused on bringing cleaner high-value energy to developing countries from low-grade coal and biomass natural resources through its proprietary fluidized bed gasification technology. The technology, which is licensed from the Gas Technology Institute, enables greater fuel flexibility and efficient smaller-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feed stocks. For more information, please visit synthesisenergy.com.

Contact:

MDC Group

Investor Relations:
David Castaneda

Arsen Mugurdumov

414.351.9758

IR@synthesisenergy.com

Media Relations:
Susan Roush

747.222.7012

PR@synthesisenergy.com

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